Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated March 22, 2023, relating to the consolidated financial statements, appearing in the entity’s Form 10‑K for the year ended December 31, 2022.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 24, 2023